As filed with the Securities and Exchange Commission on May 29, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

e.l.f. Beauty, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	46-4464131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

570 10th Street
Oakland, CA 94607
(510) 778-7787
(Address of Principal Executive Offices) (Zip Code)
_____________________________

2016 Equity Incentive Award Plan
2016 Employee Stock Purchase Plan
(Full Title of the Plan)
_____________________________

Tarang P. Amin
Chairman and Chief Executive Officer
e.l.f. Beauty, Inc.
570 10th Street
Oakland, CA 94607
(Name and address of agent for service)

(510) 778-7787
(Telephone number, including area code, of agent for service)
 _____________________________
Copies to:

Tad J. Freese
Kathleen M. Wells
Richard Kim
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Telephone: (650) 328-4600
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE
e.l.f. Beauty, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering:
•an additional 1,127,972 shares of the Registrant’s Common Stock (“Common Stock”) to be issued pursuant to the Registrant’s 2016 Equity Incentive Award Plan, as amended (the “2016 Plan”) (resulting from an automatic annual increase as of January 1, 2025 pursuant to the “evergreen” provision of the 2016 Plan); and
•an additional 563,986 shares of Common Stock to be issued pursuant to the Registrant’s 2016 Employee Stock Purchase Plan (“ESPP”) (resulting from an automatic annual increase as of January 1, 2025 pursuant to the “evergreen” provision of the ESPP).
The shares being registered pursuant to this Registration Statement are the same class as other securities for which earlier registration statements relating to the 2016 Plan and the ESPP were filed with the Securities and Exchange Commission (the “SEC”) (collectively, the “Prior Registration Statements”) on:
•September 27, 2016 (File No. 333-213818);
•March 15, 2017 (File No. 333-216718);
•March 1, 2018 (File No. 333-223383);
•March 1, 2019 (File No. 333-230027);
•June 3, 2020 (File No. 333-238909);
•May 28, 2021 (File No. 333-256631);
•May 27, 2022 (File No. 333-265225);
•May 26, 2023 (File No. 333-272234); and
•May 24, 2024 (File No. 333-279713).
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 29, 2025 (the “2025 Annual Report”);
(b)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 12, 2024; and
(c)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 12, 2016 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number		Filed Herewith	Incorporated by Reference
	Exhibit Description		Form	Date	Exhibit Number	File Number

4.1	Amended and Restated Certificate of Incorporation.		8-K	9/27/2016	3.1	001-37873

4.2	Amendment to Amended and Restated Certificate of Incorporation		8-K	8/27/2024	3.1	001-37873

4.3	Amended and Restated Bylaws.		8-K	9/27/2016	3.2	001-37873

4.4	Form of Common Stock Certificate.		S-1/A	9/12/2016	4.4	333-213333

5.1	Opinion of Legal Counsel.	X

23.1	Consent of Independent Registered Public Accounting Firm.	X

23.2	Consent of Legal Counsel (included in Exhibit 5.1)	X

24.1	Power of Attorney (included after the signature page of this Registration Statement).	X

99.1(a)#	e.l.f. Beauty, Inc. 2016 Equity Incentive Award Plan.		S-1/A	9/12/2016	10.16	333-213333

99.1(b)#	Amendment to the e.l.f. Beauty, Inc. 2016 Equity Incentive Award Plan, effective July 2, 2020.		8-K	7/2/2020	10.2	001-37873

99.2#	e.l.f. Beauty, Inc. 2016 Employee Stock Purchase Plan.		S-1/A	9/12/2016	10.18	333-213333

107.1	Filing Fee Table.	X

# Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on May 29, 2025.

e.l.f. Beauty, Inc.

By:	/s/ Tarang Amin
Name:	Tarang Amin
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tarang P. Amin, Mandy Fields, and Scott K. Milsten, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tarang Amin	Chief Executive Officer, Chairman, and Director (Principal Executive Officer)	May 29, 2025
Tarang Amin
/s/ Mandy Fields	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2025
Mandy Fields
/s/ Charles Bergh	Director	May 29, 2025
Charles Bergh
/s/ Tiffany Daniele	Director	May 29, 2025
Tiffany Daniele
/s/ Maria Ferreras	Director	May 29, 2025
Maria Ferreras
/s/ Lori Keith	Director	May 29, 2025
Lori Keith
/s/ Lauren Cooks Levitan	Director	May 29, 2025
Lauren Cooks Levitan
/s/ Kenny Mitchell	Director	May 29, 2025
Kenny Mitchell
/s/ Gayle Tait	Director	May 29, 2025
Gayle Tait
/s/ Maureen Watson	Director	May 29, 2025
Maureen Watson